EXHIBIT 99.1
       N E W S   B U L L E T I N
                 FROM:                                    RE:

       FINANCIAL RELATIONS BOARD           EMPIRE FINANCIAL HOLDING COMPANY
                                           2170 West State Road 434
                                           Suite 100
                                           Longwood, FL 32779
                                           AMEX: EFH
 FOR FURTHER INFORMATION:

 AT THE COMPANY:                           AT FINANCIAL RELATIONS BOARD:
 Donald A. Wojnowski Jr.                   Lars Glassen
 President                                 General Information
 (407) 774-1300                            (310) 407-6522
 investorrelations@empirenow.com           lglassen@financialrelationsboard.com
 -------------------------------           ------------------------------------

FOR IMMEDIATE RELEASE
JULY 29, 2004

       EMPIRE FINANCIAL REPORTS RECEIPT OF AMERICAN STOCK EXCHANGE NOTICE


LONGWOOD, FLA., JULY 29, 2004 -- EMPIRE FINANCIAL HOLDING COMPANY (AMEX: EFH), a financial brokerage services firm serving retail and institutional clients, today announced that it has received a notice from the American Stock Exchange
(AMEX) staff indicating that it is below Amex's continued listing standards as a result of losses incurred during both fiscal years 2002 and 2003 in combination with stockholders' equity below the minimum requirement of $2 million.

Empire Financial has been afforded the opportunity to submit a plan of compliance to Amex and presented its plan to Amex on July 21, 2004. Based on Empire Financials plan and supporting documentation, the American Stock Exchange has granted Empire Financial an extension until November 12, 2005 to regain compliance with the continued listing standards. During the extension period, Empire Financial will be subject to periodic review by Amex staff. Failure to make progress consistent with the plan by the end of the extension period could result in Empire Financial being de-listed from the exchange.

ABOUT EMPIRE FINANCIAL HOLDING COMPANY

Empire Financial Holding Company, through its wholly owned subsidiary, Empire Financial Group, Inc., provides full-service retail brokerage services through its network of independently owned and operated offices and discount retail securities brokerage via both the telephone and the Internet. Through its market-making and trading division, the Company offers securities order execution services for unaffiliated broker dealers and makes markets in domestic and international securities. Empire Financial also provides turn-key fee based investment advisory and registered investment advisor custodial services through its wholly owned subsidiary, Empire Investment Advisors, Inc.


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EMPIRE FINANCIAL HOLDING COMPANY
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FORWARD-LOOKING STATEMENT DISCLAIMER

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties or other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause such a difference include, without limitation, the ability of the Company to continue as a going concern, fluctuations in the volume of transactional services provided by the Company, competition with respect to financial services commission rates, the effect of general economic and market conditions, factors affecting the securities brokerage industry as well as other risks and uncertainties detailed from time to time in the Company's Securities and Exchange Commission filings.


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